Exhibit 99.1

SuRo Capital Corp. Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Net Asset Value of $7.99 Per Share as of December 31, 2023

Modified Dutch Auction Tender Offer to Repurchase Up To 2 Million Shares Commenced on February 20

NEW YORK, NY, March 13, 2024 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023. Net assets totaled approximately $203.4 million, or $7.99 per share, at December 31, 2023, as compared to $8.41 per share at September 30, 2023 and $7.39 per share at December 31, 2022.

“In 2023, public market indices were driven higher by a handful of megacap stocks, while the private markets saw decreased valuations and fundraising volume. We have stated for several quarters that we believe valuations are becoming more attractive and that we are continuing to see more investable opportunities. We are now executing on these opportunities. During the fourth quarter, we added one new portfolio company through a $1.6 million investment in Colombier Sponsor II LLC and completed a $2.7 million follow-on investment in FourKites, Inc. and a $0.3 million follow-on investment in XGroup Holdings Limited (d/b/a Xpoint) through SuRo Capital Sports, LLC. Subsequent to year-end, we added one new portfolio company through a $10.0 million primary investment in Supplying Demand, Inc. (d/b/a Liquid Death), a CPG brand focused on still water, sparkling water, and teas,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“As we have consistently demonstrated, SuRo Capital is committed to initiatives that enhance shareholder value, and we believe the market is currently undervaluing our portfolio. Accordingly, as previously announced on February 14, 2024, our Board of Directors authorized a modified Dutch Auction tender offer to purchase up to 2.0 million shares of our common stock at a price per share between $4.00 and $5.00. Given that our stock is trading at a significant discount to net asset value per share, we believe the modified Dutch Auction tender offer to be an efficient and accretive deployment of capital,” Mr. Klein concluded.

Investment Portfolio as of December 31, 2023

At December 31, 2023, SuRo Capital held positions in 38 portfolio companies – 34 privately held and 4 publicly held, some of which may be subject to certain lock-up provisions – with an aggregate fair value of approximately $184.1 million, excluding short-term US treasuries. The Company’s top five portfolio company investments accounted for approximately 56% of the total portfolio at fair value as of December 31, 2023.

Top Five Investments as of December 31, 2023

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Learneo, Inc.	$15.0	$56.0	30.4%
Stormwind, LLC	6.4	12.5	6.8
ServiceTitan, Inc.	10.0	12.0	6.5
Blink Health Inc.	15.0	11.7	6.4
Locus Robotics Corp.	10.0	10.7	5.8
Total (may not sum due to rounding)	$56.4	$102.8	55.9%

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Fourth Quarter 2023 Investment Portfolio Activity

During the three months ended December 31, 2023, SuRo Capital made the following investments, excluding short-term US treasuries:

Portfolio Company	Investment	Transaction Date	Amount
Colombier Sponsor II LLC	Class B Units & Class W Units	11/20/2023	$1.6 million
FourKites, Inc.(1)	Common Shares	12/21/2023	$2.7 million
Xgroup Holdings Limited (d/b/a Xpoint)(2)	Convertible Note	10/26/2023	$0.3 million

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(1)	Represents a follow-on investment.
(2)	Represents a follow-on investment made through SuRo Capital Sports, LLC.

During the three months ended December 31, 2023, SuRo Capital exited or received proceeds from the following investments, excluding short-term US treasuries:

Portfolio Company	Transaction Date	Quantity	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Churchill Sponsor VI LLC	12/4/2023	N/A	N/A	$-	$(0.2 million)
Forge Global, Inc.(2)	Various	1,465,994	$3.56	$5.2 million	$3.9 million
NewLake Capital Partners, Inc.(3)	Various	105,820	$14.02	$1.5 million	$(0.7 million)
Nextdoor Holdings, Inc.(4)	Various	150,000	$1.98	$0.3 million	$(0.5 million)
PSQ Holdings, Inc. (d/b/a PublicSquare) – Public Warrants(5)	Various	303,963	$1.05	$0.3 million	$0.2 million
Residential Homes For Rent, LLC (d/b/a Second Avenue)(6)	Various	N/A	N/A	$0.3 million	$-
True Global Ventures 4 Plus Pte Ltd	12/18/2023	N/A	N/A	$0.1 million	$-

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of December 31, 2023, SuRo Capital held 1,145,875 remaining Forge Global, Inc. public common shares.
(3)	As of December 15, 2023, SuRo Capital had sold its remaining NewLake Capital Partners, Inc. public common shares.
(4)	As of December 31, 2023, SuRo Capital held 112,420 remaining Nextdoor Holdings, Inc. public common shares.
(5)	As of December 31, 2023, SuRo Capital held 2,396,037 remaining PSQ Holdings, Inc. (d/b/a PublicSquare) public warrants.
(6)	On December 26, 2023, a final payment was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. During the three months ended December 31, 2023, approximately $0.3 million was received, of which approximately $0.3 million repaid the outstanding principal and the remaining was attributed to interest.

Subsequent to year-end through March 13, 2024, SuRo Capital made the following investment, excluding short-term US treasuries:

Portfolio Company	Investment	Transaction Date	Amount
Supplying Demand, Inc. (d/b/a Liquid Death)	Series F-1 Preferred Shares	1/18/2024	$10.0 million

Subsequent to year-end through March 13, 2024, SuRo Capital exited or received proceeds from the following investments, excluding short-term US treasuries:

Portfolio Company	Transaction Date	Quantity	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Nextdoor Holdings, Inc.(2)	Various	112,420	$1.92	$0.2 million	$(0.4 million)
PSQ Holdings, Inc. (d/b/a PublicSquare) – Public Warrants(3)	Various	100,000	$1.03	$0.1 million	$0.1 million

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of February 23, 2024, SuRo Capital had sold its remaining Nextdoor Holdings, Inc. public common shares.
(3)	As of March 13, 2024, SuRo Capital held 2,296,037 remaining PSQ Holdings, Inc. (d/b/a PublicSquare) public warrants.

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Fourth Quarter 2023 Financial Results

	Quarter Ended December 31, 2023		Quarter Ended December 31, 2022
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(2.7)	$(0.11)	$(2.9)	$(0.10)

Net realized gain/(loss) on investments	2.6	0.10	(1.9)	(0.07)

Net change in unrealized depreciation of investments	(9.0)	(0.36)	(7.6)	(0.27)

Net decrease in net assets resulting from operations – basic(2)	(9.1)	(0.37)	(12.4)	(0.44)

Stock-based compensation	0.5	(0.06)	0.6	0.00

Decrease in net asset value(2)	$(8.7)	$(0.43)	$(11.8)	$(0.44)
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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Fiscal Year 2023 Financial Results

	Fiscal Year Ended December 31, 2023		Fiscal Year Ended December 31, 2022
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(13.4)	$(0.51)	$(14.7)	$(0.49)

Net realized loss on investments	(11.9)	(0.46)	(5.9)	(0.20)

Net change in unrealized appreciation/(depreciation) of investments	30.5	1.16	(111.6)	(3.72)

Net increase/(decrease) in net assets resulting from operations – basic(3)	5.1	0.19	(132.2)	(4.41)

Dividends declared	-	-	(3.4)	(0.11)

Issuance of common stock from public offering	-	-	0.2	0.01

Stock-based compensation	2.4	0.09	2.0	0.07

Repurchase of common stock(2)	(14.2)	0.32	(21.5)	0.11

Increase/(decrease) in net asset value(3)	$(6.7)	$0.60	$(154.8)	$(4.33)
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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	During the year ended December 31, 2023, under the Company’s Share Repurchase Program, the Company repurchased 186,493 shares of its common stock for approximately $0.7 million in cash. Additionally, pursuant to the modified Dutch Auction tender offer, the Company repurchased 3,000,000 shares of its common stock on or about April 17, 2023 at a price of $4.50 per share. The use of cash in connection with the repurchases decreased net asset value as of year-end; however, the reduction in shares outstanding as of year-end resulted in an increase to net asset value per share.
(3)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 26.2 million and 30.0 million for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, there were 25,445,805 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $99.0 million as of December 31, 2023, consisting of cash, short-term US Treasuries, and securities of publicly traded portfolio companies not subject to lock-up restrictions at year-end.

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Modified Dutch Auction Tender Offer

On February 14, 2024, the Company’s Board of Directors authorized a modified Dutch Auction tender offer (the “Tender Offer”) to purchase up to 2,000,000 shares of its common stock at a price per share not less than $4.00 and not greater than $5.00 in $0.10 increments, using available cash. The Tender Offer commenced on February 20, 2024 and will expire at 5:00 P.M. Eastern Time on April 1, 2024, unless extended. If the Tender Offer is fully subscribed, the Company will purchase 2,000,000 shares, or approximately 7.9%, of the Company’s outstanding shares of its common stock. Any shares tendered may be withdrawn prior to expiration of the Tender Offer. Stockholders that do not wish to participate in the Tender Offer do not need to take any action.

Based on the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest per-share price that will enable it to acquire up to 2,000,000 shares of its common stock. All shares accepted in the Tender Offer will be purchased at the same price even if tendered at a lower price.

The Tender Offer is not contingent upon any minimum number of shares being tendered. The Tender Offer is, however, subject to other conditions, which are disclosed in the Tender Offer documents filed with the U.S. Securities and Exchange Commission on February 20, 2024. In the future, the Board of Directors may consider additional tender offer(s) or other measures to enhance shareholder value based upon a variety of factors, including the market price of the Company’s common stock and its net asset value.

The Company’s Board of Directors is not making any recommendation to stockholders as to whether to tender or refrain from tendering their shares into the Tender Offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase.

The information agent for the Tender Offer is D.F. King & Co. Inc., and the depositary is Equiniti Trust Company, LLC. The offer to purchase (the “Offer to Purchase”), a letter of transmittal and related documents have been mailed to registered holders and certain of our beneficial holders. Beneficial holders may alternatively receive the Offer to Purchase and a communication to consult with their bank, broker or custodian if they wish to tender shares. For questions and information, please contact the information agent at suro@dfking.com. Banks and brokers may call the information agent at (212) 269-5550, and all others may call the information agent toll-free at (877) 361-7972.

Share Repurchase Program

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market, provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 6.0 million shares of its common stock for an aggregate purchase price of approximately $39.3 million. This does not include repurchases under various tender offers during this time period. During the year ended December 31, 2023, SuRo Capital repurchased approximately 0.2 million shares of common stock for approximately $0.7 million through the Share Repurchase Program. The dollar value of shares that may yet be purchased by SuRo Capital under the Share Repurchase Program is approximately $20.7 million. The Share Repurchase Program is authorized through October 31, 2024.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on March 13, 2024. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 4463363. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

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A replay of the conference call may be accessed until 8:00 p.m. ET (5:00 p.m. PT) on March 20, 2024 by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 4463363.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2023	December 31, 2022
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $160,994,161 and $155,103,810, respectively)	$147,167,535	$130,901,546
Non-controlled/affiliate investments (cost of $32,775,940 and $41,140,804, respectively)	24,931,333	12,591,162
Controlled investments (cost of $18,771,097 and $19,883,894, respectively)	11,982,381	13,695,870
Total Portfolio Investments	184,081,249	157,188,578
Investments in U.S. Treasury bills (cost of $63,792,704 and $84,999,598, respectively)	63,810,855	85,056,817
Total Investments (cost of $276,333,902 and $301,128,106, respectively)	247,892,104	242,245,395
Cash	28,178,352	40,117,598
Escrow proceeds receivable	309,293	628,332
Interest and dividends receivable	132,607	138,766
Deferred financing costs	594,726	555,761
Prepaid expenses and other assets(1)	494,602	727,006
Total Assets	277,601,684	284,412,858
LIABILITIES
Accounts payable and accrued expenses(1)	346,308	708,827
Dividends payable	152,523	296,170
6.00% Notes due December 30, 2026(2)	73,745,207	73,387,159
Total Liabilities	74,244,038	74,392,156

Net Assets	$203,357,646	$210,020,702
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 25,445,805 and 28,429,499 issued and outstanding, respectively)	$254,458	$284,295
Paid-in capital in excess of par	248,454,107	330,899,254
Accumulated net investment loss	(4,304,111)	(64,832,605)
Accumulated net realized gain/(loss) on investments, net of distributions	(12,348,772)	2,552,465
Accumulated net unrealized appreciation/(depreciation) of investments	(28,698,036)	(58,882,707)
Net Assets	$203,357,646	$210,020,702
Net Asset Value Per Share	$7.99	$7.39

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(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of December 31, 2023, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.13%) had a face value $75,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022	2021
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$795,847	$403,029	$507,772
Dividend income	211,310	541,239	470,438
Non-controlled/affiliate investments:
Dividend income	—	—	102,632
Controlled investments:
Interest income	1,331,258	1,685,000	390,000
Dividend income	500,000	—	—
Interest income from U.S. Treasury bills	3,758,365	826,925	—
Total Investment Income	6,596,780	3,456,193	1,470,842
OPERATING EXPENSES
Compensation expense	9,482,867	7,566,452	6,162,716
Directors’ fees	645,548	675,716	752,442
Professional fees	2,602,894	3,395,260	2,665,689
Interest expense	4,858,049	4,845,549	693,526
Income tax expense	624,049	82,238	9,347
Other expenses	1,822,982	1,598,986	1,117,941
Total Operating Expenses	20,036,389	18,164,201	11,401,661
Net Investment Loss	(13,439,609)	(14,708,008)	(9,930,819)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(1,185,273)	(5,835,074)	216,870,940
Non-controlled/affiliate investments	(10,762,231)	(70,379)	1,864,564
Net Realized Gain/(Loss) on Investments	(11,947,504)	(5,905,453)	218,735,504
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	10,349,592	(109,553,034)	(59,057,641)
Non-controlled/affiliate investments	20,705,035	(1,947,553)	(2,902,517)
Controlled investments	(600,692)	(63,005)	227,194
Net Change in Unrealized Appreciation/(Depreciation) of Investments	30,453,935	(111,563,592)	(61,732,964)
Net Change in Net Assets Resulting from Operations	$5,066,822	$(132,177,053)	$147,071,721
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$0.19	$(4.40)	$5.69
Diluted(2)	$0.19	$(4.40)	$5.52
Weighted-Average Common Shares Outstanding
Basic	26,222,667	30,023,202	25,861,642
Diluted(2)	26,222,667	30,023,202	26,758,367

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(1)	Includes interest income earned on idle cash.
(2)	As of December 31, 2023, 2022, and 2021, there were no potentially dilutive securities outstanding.

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SURO CAPITAL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023

	Year Ended December 31,
	2023	2022	2021	2020	2019
Per Basic Share Data
Net asset value at beginning of the year	$7.39	$11.72	$15.14	$11.38	$9.89
Net investment loss(1)	(0.51)	(0.49)	(0.38)	(0.81)	(0.49)
Net realized gain/(loss) on investments(1)	(0.46)	(0.20)	8.46	0.92	0.99
Net change in unrealized appreciation/(depreciation) of investments(1)	1.16	(3.72)	(2.39)	3.78	0.69
Benefit from taxes on unrealized depreciation of investments(1)	—	—	—	—	0.05
Dividends declared	—	(0.11)	(8.00)	(0.87)	(0.32)
Issuance of common stock from stock dividend	—	—	0.74	—	—
Issuance of common stock from public offering(1)	—	0.01	0.01	0.30	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	—	(1.91)	(0.11)	—
Repurchase of common stock(1)	0.32	0.11	—	0.43	0.52
Stock-based compensation(1)	0.09	0.07	0.05	0.12	0.05
Net asset value at end of year	$7.99	$7.39	$11.72	$15.14	$11.38
Per share market value at end of year	$3.94	$3.80	$12.95	$13.09	$6.55
Total return based on market value(2)	3.68%	(69.45)%	60.05%	99.85%	31.61%
Total return based on net asset value(2)	8.12%	(36.01)%	30.25%	33.04%	15.08%
Shares outstanding at end of year	25,445,805	28,429,499	31,118,556	19,914,023	17,564,244
Ratios/Supplemental Data:
Net assets at end of year	$203,357,646	$210,020,702	$364,846,624	$301,583,073	$199,917,289
Average net assets	$207,608,591	$310,086,061	$396,209,139	$205,430,809	$209,261,190
Ratio of gross operating expenses to average net assets(3)	9.70%	5.87%	2.88%	7.95%	6.08%
Ratio of income tax provision to average net assets	—%	—%	—%	—%	(0.42)%
Ratio of net operating expenses to average net assets(3)	9.70%	5.87%	2.88%	7.95%	5.66%
Ratio of net investment loss to average net assets(3)	(6.51)%	(4.76)%	(2.51)%	(7.07)%	(4.52)%
Portfolio Turnover Ratio	9.34%	4.31%	28.34%	14.87%	12.95%

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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	For the year ended December 31, 2021, the Company excluded $100,274 of non-recurring expenses. For the year ended December 31, 2020, the Company excluded $1,962,431 of non-recurring expenses. For the year ended December 31, 2019, the Company excluded $1,769,820 of non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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